AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT
BETWEEN ENTERPRISE FINANCIAL SERVICES CORP AND
PETER F. BENOIST

WHEREAS, Enterprise Financial Services Corp (“Company”), a Delaware corporation, and Peter F. Benoist (“Executive”) entered into a certain Executive Employment Agreement between Company and Executive, dated effective as of May 1, 2008, as amended by a certain First Amendment to Executive Employment Agreement, dated December 19, 2008 (as amended, the “Original Agreement”); and
WHEREAS, Executive has experience, leadership abilities management skills that benefit Company; and
WHEREAS, Company desires to provide incentives for Executive to continue to serve as the Company's President and Chief Executive Officer beyond his current term of employment upon the terms and subject to the conditions set forth below.
NOW, THEREFORE, the Original Agreement is amended effective as of March 25, 2013 as follows:
1.    Section 2 of the Original Agreement is hereby amended to read in its entirety as follows:
2.    Term of Employment; Retention Payment.
2.1    Term. Except as otherwise provided herein, the initial term of Executive's employment shall be for a period commencing on the Effective Date and ending on December 31, 2014 (the “Initial Term”).  The term of Executive's employment shall be automatically extended for successive one (1) year periods beginning on January 1 and ending on December 31 (each a “Renewal Term”) upon the same provisions for Base Salary and Targeted Bonus (as provided below) unless either the Company or Executive provides written notice (“Non-Renewal Notice”) to the other party at least ninety (90) days prior to the expiration of the Initial Term or then current Renewal Term, as applicable, that the term of this Agreement will not be renewed. The term during which Executive is an employee of the Company, including any Renewal Term, is referred to as the “Employment Term.” Notwithstanding the expiration of the Employment Term or such later termination of Executive's employment with the Company, the obligations of Executive under Sections 7, 8 and 9 of this Agreement shall survive the termination of Executive's employment with the Company and its Affiliates.
2.2    Retention Payments.
(a)    In consideration of Executive's amendment of the Term as set forth above, Executive will be entitled to the following payments, subject to the conditions set forth below:
(i)    If Executive has been continuously employed with the Company through December 31, 2013 (the “First Retention Date”), the Company will promptly, and in no event later than the next scheduled payroll date, pay to Executive $250,000 in a single cash payment, net of all applicable withholdings (the “First Retention Payment”).
(ii)    If Executive has been continuously employed with the Company through December 31, 2014 (the “Second Retention Date” and together with the First Retention Date, the “Retention Dates”), the Company will promptly, and in no event later than the next scheduled payroll date, pay to Executive $250,000 in a single cash payment, net of all applicable withholdings (the “Second Retention Payment” and together with the First Retention Payment the “Retention Payments”).
(b)    Except as provided in the immediately following sentence, the Executive shall not be entitled to any Retention Payment upon a termination of Executive's employment for any reason prior to a Retention Date. Upon a Termination Other Than For Cause (as defined in Section 5.2(c)) or a Termination Upon a Change in Control (as defined in Section 5.6) prior to either Retention Date, the Company shall pay to Executive the aggregate amount of any then unpaid Retention Payment(s) in a lump-sum. Such payment shall be subject to and conditioned upon Executive's execution, within 60 days after Executive's Separation from Service (as defined below), of the release and waiver described in Section 5.2(a). Company will make such lump sum payment to Executive not later than seven days following Executive's execution and delivery of such release and waiver.

2.	Except as expressly amended pursuant to this Amendment, the Original Agreement shall continue in full force and effect without modification.

3.	Capitalized terms not defined herein shall have the meaning given them in the Original Agreement unless the context clearly and unambiguously requires otherwise.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment this effective as of the date set forth above.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Jim Murphy
Jim Murphy
Chairman of the Board

By:	/s/ Peter F. Benoist
Peter F. Benoist